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                               BIOMATRIX, INC.


                      EXHIBIT 21 - LIST OF SUBSIDIARIES




                                              COUNTRY
NAME OF SUBSIDIARY                      WHERE INCORPORATED
------------------                      ------------------

Biomatrix Medical Canada Inc.           Canada


Biomatrix U.K. Limited                  Great Britain


Biomatrix Svenska AB                    Sweden


Biomatrix France SARL                   France


Biomatrix Schwiez GmbH                  Switzerland


Biomatrix Hong Kong Limited             Hong Kong